EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-141464) of Globecomm Systems Inc.

(2)	Registration Statement (Form S-8 No. 333-70527) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan

(3)	Registration Statement (Form S-8 No. 333-95783) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(4)	Registration Statement (Form S-8 No. 333-54622) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(5)	Registration Statement (Form S-8 No. 333-81822) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(6)	Registration Statement (Form S-8 No. 333-102928) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(7)	Registration Statement (Form S-8 No. 333-112351) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(8)	Registration Statement (Form S-8 No. 333-120635) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(9)	Registration Statement (Form S-8 No. 333-122421) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan

(10)	Registration Statement (Form S-8 No. 333-138915) pertaining to the Globecomm Systems Inc. 2006 Stock Incentive Plan

(11)	Registration Statement (Form S-3 No. 333-163681) of Globecomm Systems Inc.

(12)	Registration Statement (Form S-8 No. 333-163682) pertaining to the Globecomm Systems Inc. 2006 Stock Incentive Plan

(13)	Registration Statement (Form S-8 No. 333-185005) pertaining to the Globecomm Systems Inc. 2006 Amended and Restated Stock Incentive Plan

  of our reports dated September 13, 2013, with respect to the consolidated financial statements and schedule of Globecomm Systems Inc., and the effectiveness of internal control over financial reporting of Globecomm Systems Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2013.

/s/ ERNST & YOUNG LLP

Jericho, New York

September 13, 2013